Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of SharpLink Gaming Ltd. of our report dated May 16, 2022, relating to the consolidated financial statements of SharpLink Gaming Ltd., appearing in the Annual Report on Form 10-K of SharpLink Gaming Ltd. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts.”

/s/ RSM US LLP

Minneapolis, Minnesota

June 14, 2023